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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 29, 2004


                               Federal Screw Works
                ------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



                                    Michigan
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



              0-1837                                   38-0533740
 --------------------------------            --------------------------------
    (Commission File Number)                (IRS Employer Identification No.)


             20229 Nine Mile Road, St. Clair Shores, Michigan 48080
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)





        Registrant's telephone number, including area code: 586-443-4200


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 25, 2004, Federal Screw Works (the "Company") issued a press release announcing that it had dismissed Ernst & Young LLP ("E&Y") as its independent auditor and engaged Crowe Chizek and Company LLC ("Crowe Chizek") as its new independent auditor for the audit for the fiscal year ending June 30, 2004, commencing with the Company's March 31, 2004 quarterly review. The press release is attached hereto as Exhibit 99.1.

(a)      Previous Independent Accountant.

         (i) On March 25, 2004, the Company dismissed E&Y from its position as the Company's independent auditor.

         (ii) E&Y's report on the financial statements of the Company for the years ended June 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The decision to change accountants was recommended by the Audit Committee and unanimously approved by the Board of Directors on March 25, 2004.

         (iv) During the Company's two most recent fiscal years, and through March 25, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         (v) During the Company's two most recent fiscal years, and through March 25, 2004, E&Y did not:

             (A) advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist;

             (B) advise the Company that information had come to E&Y's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

             (C) (1) advise the Company of the need to expand significantly the scope of its audit, or that information had come to E&Y's attention during the Company's two most recent fiscal years, and through March 25, 2004, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to E&Y's dismissal, or for any other reason, E&Y did not so expand the scope of its audit or conduct such further investigation; or



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             (D) (1) advise the Company that information had come to E&Y 's attention that it had concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to E&Y 's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to E&Y 's dismissal, or for any other reason, the issue has not been resolved to E&Y 's satisfaction prior to its dismissal.

             The Company has provided E&Y with a copy of the above disclosures which the Company is making in response to Item 304(a) of Regulation S-K and has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of such letter dated March 29, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)      New Independent Accountants.

         On March 25, 2004, the Company engaged Crowe Chizek as its new independent accountants to audit its financial statements for the year ended June 30, 2004, commencing with the Company's March 31, 2004 quarterly review. Prior to engaging Crowe Chizek, the Company did not consult Crowe Chizek regarding:

         (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that Crowe Chizek concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue: or

         (ii) any matter that was a subject of a disagreement or a reportable event.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit 16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 29, 2004.

         Exhibit 99.1    Press Release dated March 25, 2004.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FEDERAL SCREW WORKS


Date:  March 29, 2004                    By:    /s/  W.T. ZurSchmiede, Jr.
                                             -----------------------------------
                                                W. T. ZurSchmiede, Jr.
                                                Chairman, CFO and Secretary




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                                Index of Exhibits



Exhibit No.                    Description
-----------                    -----------

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 29, 2004.

99.1                           Press Release dated March 25, 2004.